CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Vanguard Fixed Income Securities Funds of our reports dated March 20, 2024, relating to the financial statements and financial highlights, which appear in Vanguard GNMA Fund, Vanguard Intermediate-Term Treasury Fund, Vanguard Long-Term Treasury Fund, Vanguard Real Estate II Index Fund, Vanguard Short-Term Federal Fund, and Vanguard Short-Term Treasury Fund’s Annual Reports on Form N-CSR for the year ended January 31, 2024, and of our reports dated March 21, 2024 relating to the financial statements and financial highlights, which appear in Vanguard High-Yield Corporate Fund, Vanguard Intermediate-Term Investment-Grade Fund, Vanguard Long-Term Investment-Grade Fund, Vanguard Short-Term Investment-Grade Fund, and Vanguard Ultra-Short-Term Bond Fund’s Annual Reports on Form N-CSR for the year ended January 31, 2024. We also consent to the references to us under the headings “Financial Statements”, “Service Providers—Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

May 22, 2024